Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of December 31, 2015, by and between Cabinet Grow, Inc., a Nevada corporation (“Purchaser”), and Tonaquint, Inc., a Utah corporation (“Seller”). Purchaser and Seller may also be referred to hereinafter individually as a “party” and collectively as the “parties.”

A. Seller owns a 100% membership interest in Quasar, LLC, a Utah limited liability company (the “Company”).

B. The Company’s sole asset is a certain parcel of real property located in Midland County, Texas, as more particularly described on Exhibit A hereto (the “Property”).

C. Purchaser desires to acquire from Seller and Seller desires to sell to Purchaser, a 100% membership interest in the Company (the “Membership Interest”).

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.   Sale and Purchase of the Membership Interest.

1.1  Sale and Purchase. On the terms and subject to the conditions set forth in this Agreement, the parties agree that, in exchange for the consideration described below, Seller hereby sells, transfers, assigns and conveys to Purchaser, and Purchaser hereby purchases and accepts from Seller, the Membership Interest, which represents all of the issued and outstanding capital equity in the Company.

1.2  Consideration. As consideration for the purchase of the Membership Interest, Purchaser shall pay to Seller the total sum of $180,000.00 (the “Purchase Price”). Purchaser shall pay the Purchase Price by delivering to Seller at the Closing (as defined below) a Secured Promissory Note in the form attached hereto as Exhibit B (the “Note”). The Note shall be secured by Purchaser’s pledge of the Membership Interest pursuant to a Membership Interest Pledge Agreement in the form attached hereto as Exhibit C (the “Pledge Agreement”) and by a first position Deed of Trust, Security Agreement and Financing Statement in favor of Seller encumbering the Property in the form attached hereto as Exhibit D (the “Trust Deed”).

2. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the purchase and sale of the Membership Interest (the “Closing”) shall take place simultaneously with the execution of this Agreement. At the Closing, Purchaser shall pay the Purchase Price by delivering to Seller an executed copy of the Note against receipt of the Membership Interest. Purchaser shall also deliver to Seller an executed copy of the Pledge Agreement and the Trust Deed at the Closing.

3. Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the date hereof as follows:

3.1  Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

3.2  Membership Interest.

3.2.1 The Membership Interest constitutes all of the outstanding membership interests in the Company.

3.2.2 Seller is the sole owner of the Membership Interest and has good and marketable title thereto, free and clear of any and all mortgages, liens, deeds of trust, charges, pledges, security interests, or other encumbrances (collectively, “Liens”) and any transfer restrictions affecting the Membership Interest. No Lien exists or will exist on any part of the Membership Interest.

3.3  Authority. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action. Seller has full power, authority, and legal capacity to execute and deliver this Agreement and to perform all of its respective obligations under the terms hereof. This Agreement constitutes a legally valid and binding obligation of Seller, enforceable against it according to its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor’s rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity.

3.4  No Conflicts, Violations, or Breaches. The execution and delivery of this Agreement by Seller, the performance of Seller’s obligations hereunder, the consummation of the transactions contemplated hereby and the compliance with the terms hereof (a) do not conflict with or contravene any judgment, order, decree, rule, regulation, statute or other law or restriction of any court, government or governmental agency to which Seller is, or its properties or assets are, subject or by which Seller is, or its properties or assets are, bound; (b) do not conflict with, contravene, result in a breach of any terms of, or constitute a default under, any provision of any material contract to which Seller is a party or by which any of her properties or assets are bound; and (c) do not violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Seller, or any permit, license, or approval of any governmental authority.

3.5  Authority. All action on the part of Seller necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder at the Closing has been taken, and this Agreement, when executed and delivered, will constitute valid and legally binding obligations of Seller, enforceable in accordance with its terms.

4.   Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the date hereof as follows:

4.1  Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

4.2  Authority. The execution, delivery and performance by Purchaser of this Agreement has been duly authorized by all necessary action. Purchaser has full power, authority, and legal capacity to execute and deliver this Agreement and to perform all of its respective obligations under the terms hereof. This Agreement constitutes a legally valid and binding obligation of Purchaser, enforceable against it according to its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor’s rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity.

4.3  No Conflicts, Violations or Breaches. The execution and delivery of this Agreement by Purchaser, the performance of Purchaser’s obligations hereunder, the consummation of the transactions contemplated hereby and the compliance with the terms hereof (a) do not conflict with or contravene any judgment, order, decree, rule, regulation, statute or other law or restriction of any court, government or governmental agency to which Purchaser is, or its properties or assets are, subject or by which Purchaser is, or its properties or assets are, bound; (b) do not conflict with, contravene, result in a breach of any terms of, or constitute a default under, any provision of any material contract to which Purchaser is a party or by which any of its properties or assets are bound; and (c) do not violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Purchaser, or any permit, license, or approval of any governmental authority.

4.4  Investment Intent. Purchaser is purchasing the Membership Interest for its own account with the present intention of holding the Membership Interest for investment purposes and not with a view to or for sale in connection with any distribution of the Membership Interest in violation of any applicable securities law. Purchaser will refrain from transferring or otherwise disposing of any of the Membership Interest, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

4.5  Information; Valuation of Membership Interest. Purchaser has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to enter into this Agreement and purchase the Membership Interest, and Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the Membership Interest. Without limiting the foregoing, Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Membership Interest. Purchaser acknowledges that the Purchase Price is not based on an independent valuation of the Membership Interest or on any other commonly used valuation method and may not reflect the fair market value of the Membership Interest. In entering into this Agreement and consummating the sale of the Membership Interest contemplated hereby, Purchaser assumes the risk that the Purchase Price may not reflect the fair market value of the Membership Interest or the value of the Membership Interest pursuant to any other valuation basis. Purchaser acknowledges that the Purchase Price was determined through an arm’s length negotiation between Seller and Purchaser, and that Purchaser did not rely on Seller or any other person to determine the value of the Membership Interest. Purchaser hereby acknowledges that any future sale of membership interests of the Company could be at a premium or a discount to the Purchase Price, and such sale could occur at any time or not at all. Purchaser hereby acknowledges that it has not relied on any representation or statement of Seller, other than those set forth in this Agreement, in making its investment decision to purchase the Membership Interest.

4.6  Lease Agreement. Purchaser acknowledges that it has received a copy of and has had a reasonable opportunity to review that certain Lease Agreement (the “Lease”) dated December 31, 2015 between the Company and Miller Fabrication, LLC, a Wyoming limited liability company (“Tenant”), a copy of which is attached hereto as Exhibit E, pursuant to which Tenant is currently leasing the Property from the Company. Purchaser further acknowledges that such Lease shall remain in effect following the Closing and that it is acquiring the Membership Interest (and thereby the Property) subject to Tenant’s leasehold interest in the Property created by such Lease.

5.   Property. Purchaser and Seller acknowledge that the Property is the sole asset of the Company and that through its acquisition of the Membership Interest, Purchaser is acquiring an indirect interest in the Property. In conjunction with such acquisition, except as otherwise specifically set forth herein, Seller makes no representations or warranties, express or implied, and specifically disclaims any implied warranty as to the condition, quality, safety, freedom from defects (whether or not detectable by inspection), merchantability, fitness for Purchaser’s intended use, freedom from contamination by hazardous wastes or substances, compliance with zoning or other legal requirements, for all or any part of the Property, the quality and state of Seller’s ownership interest in the Property, or as to the availability or existence of any water, utility or other governmental or private services, or concerning the area of the Property, the location or correctness of the boundaries of the Property, the current zoning of the Property, that the Property includes any water, mineral or similar rights, or that Seller owns good, marketable, or fee simple title to the Property. Accordingly, except for the express warranties set forth in this Agreement, Purchaser is acquiring the Property on an “AS IS, WHERE IS, AND WITH ALL ITS FAULTS” basis, and hereby assumes, as of the Closing, all risks relating to the Property, including but not limited to risks associated with conditions that may or may not be discoverable by inspection. If despite the foregoing disclaimer Purchaser should be deemed to have any liability or responsibility for the condition of the Property, then Seller shall in no event be liable for any incidental or consequential damages, whether due to loss of use or enjoyment of the Property or otherwise, except for any actual out of pocket damages for Seller’s breach of its representations and warranties hereunder. The provisions of this Section 5 shall survive the Closing.

6.   Miscellaneous.

6.1  Governing Law; Venue. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Utah. Seller and Purchaser further agree to subject themselves to the exclusive jurisdiction of the courts of the State of Utah and agree to commence and maintain any lawsuit related to this Agreement in such courts. Seller and Purchaser further agree that such courts are a convenient forum. SELLER AND PURCHASER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.2  Expenses. Except as otherwise provided herein, all costs and expenses, including without limitation attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated herein will be paid by the party incurring such expenses.

6.3  Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

6.4  Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing. Any waiver or consent given by a party shall be null and void if the party requesting such waiver or consent has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

6.5  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.6  Segregation. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7  Further Assurances. Each party hereto agrees upon request to execute any further documents or instruments reasonably necessary or desirable to carry out the purposes or intent of this Agreement.

6.8  Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the specific subject matter hereof and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein. Any previous agreement (whether written, oral or implied) among the parties relative to the specific subject matter hereof is superseded by this Agreement.

6.9  Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement is hereby executed effective as of the date first set forth above by the parties.

SELLER:

TONAQUINT, INC.

By:	/s/ John M. Fife
John M. Fife, President

PURCHASER:

CABINET GROW, INC.

By:	/s/ Samuel May
Name:	Samuel May
Title:	Chief Executive Officer

EXHIBIT A

PROPERTY

EXHIBIT B

NOTE

EXHIBIT C

PLEDGE AGREEMENT

EXHIBIT D

TRUST DEED

EXHIBIT E

LEASE